Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LIONSGATE STUDIOS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, no par value per share	Other	283,853(1)	N/A(2)	N/A(2)	0.0001531	N/A(2)

Total Offering Amounts					N/A(2)		N/A(2)

Total Fee Offsets							N/A(2)

Net Fee Due							N/A(2)

(1)

This registration statement covers shares of common stock, without par value, of Lionsgate Studios Holding Corp. (“New Lionsgate” and such shares of common stock, “New Lionsgate new common shares”) that may be acquired upon exercise of options (“stock options”) or stock appreciation rights (“SARs”) to acquire shares of the common stock of New Lionsgate that are held by former employees of Lions Gate Entertainment Corp. (“Lionsgate” or “LGEC”) and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz Entertainment Corp., and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The stock option and SARs are outstanding under the Lionsgate Studios Corp. 2025 Performance Incentive Plan and were converted from stock options to purchase Class A voting shares and Class B non-voting shares (“LGEC common shares”) and stock appreciation rights to acquire LGEC common shares in connection with the separation of the businesses of Lionsgate Studios Corp., a British Columbia corporation, which encompasses the motion picture and television studio operations, from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

These shares were registered under the Registration Statement on Form S-4 (File No. 333-282630 and 333-282630-02) originally filed under the Securities Act with the Securities and Exchange Commission on October 15, 2024 (the “Form S-4”), and subsequently amended. All filing fees payable in connection with the issuance of the shares so registered were previously paid in connection with the filing on Form S-4 and are being applied to the fees due under this registration statement.